NOTES PAYABLE AGREEMENT

entered into between

MISSION BIOFUELS LIMITED

and

IndAS GREEN ACQUISITION CORPORATION

TABLE OF CONTENTS

WHEREBY IT IS AGREED AS FOLLOWS:

1. INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears -

1.1. words importing -

1.1.1. any one gender include the other two genders;

1.1.2. the singular include the plural and *vice versa*; and

1.1.3. natural persons include created entities (corporate or unincorporate) and the state and *vice versa*

1.2. save as the defined herein, or where the context clearly indicates to the contrary, terms defined in the Notes Payable Agreement shall bear the meanings ascribed to them therein when used in this Agreement. The following terms shall have the meanings assigned to them hereunder -

1.2.1. Parties, has the meaning of parties of this Agreement being IndAS Green Acquisition Corporation and Mission Biofuels Limited.

1.3. if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.4. where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.5. where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning first ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.6. the rule of construction that the Agreement shall be interpreted against the party responsible for the drafting or preparation of the Agreement, shall not apply.

2. PURPOSE OF AGREEMENT

2.1. IndAS Green Acquisition Corporation requires Mission Biofuels Limited to provide the funding for pre-IPO expenses. Mission Biofuels Limited have consented to provide the funding required by IndAS Green Acquisition Corporation per the terms outlined in Schedule 1.

3. DURATION

3.1. This Agreement shall be taken to have commenced on the 30 January 2008, and shall remain in force until terminated in accordance with the termination clause 6.

4. DUTIES OF MISSION BIOFUELS LIMITED

4.1. Mission Biofuels Limited shall exercise all reasonable skill, care and diligence in ensuring that sufficient funds are available to IndAS Green Acquisition Corporation per the terms of this agreement.

5. DUTIES OF INDAS GREEN ACQUISITION CORPORATION

5.1. IndAS Green Acquisition Corporation shall provide necessary support to enable Mission Biofuels Limited to fulfil the funding obligations as outlined in this Agreement.

6. TERMINATION

6.1. This Agreement will be terminated once IndAS Green Acquisition Corporation has received funding through its IPO and all outstanding amounts, including any accrued interest, are repaid to Mission Biofuels Limited.

7. DOMICILIA CITANDI ET EXECUTANDI

7.1. The Parties choose as their *domicilia citandi et executandi* for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever, the following addresses -

7.1.1. IndAS Green Acquisition Corporation -

Physical: 1 North Bridge Road,
#19-4/05, High Street Centre
Singapore

Postal: 1 North Bridge Road,
#19-4/05, High Street Centre
Singapore

Attention: Mr. Ashish Wadhwani

7.1.2. Mission Biofuels Limited -

Physical: Level 8,
50 St. Georges Terrace
Perth WA 6000

Postal: GPO BOX 2504
Perth WA 6001 Australia

Telephone: +61 8 9218 9111
Fax: +61 8 9218 9100

Attention: Swaminathan Mahalingam
Managing Director, Mission Biofuels Limited

7.2. Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by Fax.

7.3. Either party must notify the other party of any change to the physical address as specified in the *domicilium citandi et executandi* above.

7.4. Any notice to a party -

7.4.1. sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at its *domicilium citandi et executandi* shall be deemed to have been received on the 14th (fourteenth) business day after posting (unless the contrary is proved);

7.4.2. delivered by hand to a responsible person during ordinary business hours at its *domicilium citandi et executandi* shall be deemed to have been received on the day of delivery; or

7.4.3. sent by fax to its chosen fax number stipulated in clause 11.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

8. <u>GOVERNING LAW</u>

8.1. The interpretation, implementation and termination of this Agreement will be in accordance with the laws of Western Australia, Australia and shall, for all purposes of this Agreement, be the governing law of this Agreement.

9. <u>LANGUAGE</u>

9.1. All notices and correspondence in respect of this Agreement shall be in the English language.

10. <u>WHOLE AGREEMENT, NO AMENDMENT</u>

10.1. This Agreement constitutes the whole Agreement between the Parties relating to the subject matter hereof.

No Amendment to this Agreement will be permitted without consent from both Parties, upon which this Agreement will be repealed and a new Agreement written.

11. <u>FAILURE TO REACH AGREEMENT</u>

11.1. Where it is specified in this Agreement that certain matters are to be agreed between the Parties, failure to reach Agreement in respect of such matter will not affect the validity and enforceability of the whole or any other part of this Agreement.

12. <u>DIVISIBILITY</u>

12.1. This Agreement shall be deemed to be a separate and severable Agreement between the parties in respect of the Funding.

This Agreement also remains separate and severable from other Agreements made between the Parties or representatives of the Parties

13. SEVERABILITY

13.1. Any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated *pro non scripto* and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14. COSTS

14.1. Each Party shall bear its own costs in respect of the preparation and finalisation of this Agreement.

SIGNED by the Parties on the following dates respectively:

SIGNATURES

For: IndAS Green Acquisition Corporation

Ashish Wadhwani

______________________ DATE__30/01/2008______

DIRECTOR

For: Mission Biofuels Limited

______________________ DATE 30/01/2008

DIRECTOR

SCHEDULE 1

The relevant terms of the funding to be provided by Mission Biofuels Limited for the duration of this Agreement shall be as follows:

Maximum Amount to be Funded:	US$350,000
Interest applicable on funds drawn:	7% p.a. payable on maturity
Security:	Nil
Purpose of funds:	Pre-IPO expenses